Exhibit 99.1
FLEETCOR Reports First Quarter 2023 Financial Results

Atlanta, GA, May 3, 2023 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its first quarter ended March 31, 2023.
“We reported a very good first quarter, with fundamental trends driving reported and organic revenue growth of 14% and 12%, respectively,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Broad-based strength in new sales, up 31%, and stable customer retention of 91%, drove the results. EBITDA margins were up 100 bps, as a result of tighter expense control, as we focus on improving margins while growing our business,” continued Ron. “Our first quarter performance is a great start to the year, and we are raising our guidance as a result of this over performance.”
Financial Results for First Quarter of 2023:
GAAP Results
•Revenues increased 14% to $901.3 million in the first quarter of 2023, compared to $789.2 million in the first quarter of 2022.
•Net income was relatively flat at $214.8 million in the first quarter of 2023, compared to $218.0 million in the first quarter of 2022, largely due to higher interest rates resulting in a four times increase in interest expense over the first quarter of 2022.
•Net income per diluted share increased 5% to $2.88 in the first quarter of 2023, compared to $2.75 per diluted share in the first quarter of 2022.
Non-GAAP Results1
•Adjusted net income1 decreased 2% to $283.1 million in the first quarter of 2023, compared to $289.7 million in the first quarter of 2022.
•Adjusted net income per diluted share1 increased 4% to $3.80 in the first quarter of 2023, compared to $3.65 per diluted share in the first quarter of 2022.
•Adjusted net income per diluted share increased 17% at constant interest rates, compared to the first quarter of 2022.
“Our first quarter results came in ahead of the expectations we provided in February, for both revenue and EBITDA,” said Tom Panther, chief financial officer, FLEETCOR Technologies, Inc. “Our businesses demonstrated positive momentum as a result of strong sales and our recent investments in distribution and product capabilities. In the first quarter, we closed the Global Reach Group acquisition, which expands our scale and international footprint in our cross border business.”
Updated Fiscal Year 2023 Outlook:
“The outlook for the balance of the year remains positive, as we expect our strong business trends from the first quarter to continue. Despite the notable revenue beat in Q1, our increased guidance is limited to the over performance in the first quarter in order to maintain discipline in context of macro economic uncertainty. Specifically, our guidance assumptions include fuel prices and foreign exchange rates in aggregate that are neutral compared with our original outlook, and the credit environment to improve. We remain focused on controlling expenses, and are confident in our ability to exit the year with EBITDA margins increasing 200 to 250 basis points versus the fourth quarter of the prior year,” concluded Panther.
For fiscal year 2023, FLEETCOR Technologies, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $3,820 million and $3,860 million;
•Net income between $993 million and $1,033 million;
•Net income per diluted share between $13.35 and $13.75;
•Adjusted net income between $1,263 million and $1,303 million; and
•Adjusted net income per diluted share between $16.95 and $17.35.
FLEETCOR’s guidance assumptions are as follows:
For the balance of the year:
•Weighted average U.S. fuel prices of $3.99 per gallon;
•Market fuel spreads slightly lower than the 2022 average;
•Foreign exchange rates equal to the month to date average of April 26, 2023; and
•Includes results from our fuel business in Russia.
For the full year:
•Interest expense between $310 million and $330 million;
•Approximately 75 million fully diluted shares outstanding;
•A tax rate of 26% to 27%; and
•No impact related to acquisitions or dispositions not already closed.

1Reconciliations of GAAP results to non-GAAP results and additional supplemental data is provided in Exhibits 1-6. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7, including the potential divestiture of our Russian business.

Second Quarter of 2023 Outlook:
Second quarter total revenues are expected to be between $930 million and $950 million, and adjusted net income per diluted share between $4.02 and $4.22. Our second quarter outlook anticipates absorbing approximately $20 million of fuel price and foreign exchange headwinds versus last year, as well as approximately $60 million of higher interest expense.
Conference Call:
The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com/. The conference call can also be accessed live over the phone by dialing (833) 816-1384, or for international callers (412) 317-0477. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10178259. The replay will be available through Wednesday, May 10, 2023.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan and portfolio review; any ongoing macro economic, supply chain, workforce or other impacts of the coronavirus (including any variants thereof, “COVID-19”); adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the impact of the conflict between Russia and Ukraine on our business and operations, the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.
About FLEETCOR®
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than 150 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.
Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022	% Change
Revenues, net	$901,333	$789,241	14%
Expenses:
Processing	204,967	174,194	18%
Selling	81,592	76,889	6%
General and administrative	154,684	143,522	8%
Depreciation and amortization	84,232	76,802	10%
Other operating, net	663	113	NM
Total operating expense	526,138	471,520	12%
Operating income	375,195	317,721	18%
Other expenses:
Investment (gain) loss	(190)	152	NM
Other expense, net	746	869	NM
Interest expense, net	79,795	22,030	262%
Total other expense	80,351	23,051	249%
Income before income taxes	294,844	294,670	—%
Provision for income taxes	80,009	76,718	4%
Net income	$214,835	$217,952	(1)%
Basic earnings per share	$2.92	$2.80	4%
Diluted earnings per share	$2.88	$2.75	5%
Weighted average shares outstanding:
Basic shares	73,521	77,737
Diluted shares	74,483	79,286

NM- Not Meaningful

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,272,456	$1,435,163
Restricted cash	996,945	854,017
Accounts and other receivables (less allowance)	2,369,235	2,064,745
Securitized accounts receivable — restricted for securitization investors	1,284,000	1,287,000
Prepaid expenses and other current assets	436,336	465,227
Total current assets	6,358,972	6,106,152
Property and equipment, net	310,390	294,692
Goodwill	5,380,050	5,201,435
Other intangibles, net	2,197,587	2,130,974
Investments	67,587	74,281
Other assets	273,337	281,726
Total assets	$14,587,923	$14,089,260
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,907,841	$1,568,942
Accrued expenses	404,942	351,936
Customer deposits	1,481,004	1,505,004
Securitization facility	1,284,000	1,287,000
Current portion of notes payable and lines of credit	813,066	1,027,056
Other current liabilities	312,692	303,517
Total current liabilities	6,203,545	6,043,455
Notes payable and other obligations, less current portion	4,700,550	4,722,838
Deferred income taxes	544,682	527,465
Other noncurrent liabilities	257,286	254,009
Total noncurrent liabilities	5,502,518	5,504,312
Commitments and contingencies
Stockholders’ equity:
Common stock	128	128
Additional paid-in capital	3,109,065	3,049,570
Retained earnings	7,425,604	7,210,769
Accumulated other comprehensive loss	(1,434,016)	(1,509,650)
Treasury stock	(6,218,921)	(6,209,324)
Total stockholders’ equity	2,881,860	2,541,493
Total liabilities and stockholders’ equity	$14,587,923	$14,089,260

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities
Net income	$214,835	$217,952
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	25,980	21,140
Stock-based compensation	26,096	32,631
Provision for credit losses on accounts and other receivables	39,270	25,478
Amortization of deferred financing costs and discounts	1,787	1,968
Amortization of intangible assets and premium on receivables	58,252	55,662
Loss on write-off of fixed assets	(12)	—
Deferred income taxes	(499)	1,900
Investment (gain) loss	(190)	152
Other	675	113
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	370,962	(818,969)
Prepaid expenses and other current assets	40,099	20,921
Derivative assets and liabilities, net	(28,223)	6,677
Other assets	25,141	(1,146)
Accounts payable, accrued expenses and customer deposits	(446,508)	323,268
Net cash provided by (used in) operating activities	327,665	(112,253)
Investing activities
Acquisitions, net of cash acquired	(126,691)	(35,864)
Purchases of property and equipment	(36,737)	(31,387)
Other	4,401	—
Net cash used in investing activities	(159,027)	(67,251)
Financing activities
Proceeds from issuance of common stock	33,399	8,810
Repurchase of common stock	(9,597)	(422,736)
Borrowings on securitization facility, net	(3,000)	318,000
Deferred financing costs paid and debt discount	—	(337)
Principal payments on notes payable	(23,500)	(45,063)
Borrowings from revolver	1,964,000	490,000
Payments on revolver	(2,490,000)	(400,000)
Borrowings on swing line of credit, net	310,719	1,505
Other	264	—
Net cash used in financing activities	(217,715)	(49,821)
Effect of foreign currency exchange rates on cash	29,298	68,068
Net decrease in cash and cash equivalents and restricted cash	(19,779)	(161,257)
Cash and cash equivalents and restricted cash, beginning of period	2,289,180	2,250,695
Cash and cash equivalents and restricted cash, end of period	$2,269,401	$2,089,438
Supplemental cash flow information
Cash paid for interest, net	$104,269	$33,967
Cash paid for income taxes, net	$35,442	$72,296

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended March 31,
	2023	2022
Net income	$214,835	$217,952

Stock based compensation	26,096	32,631
Amortization[1]	60,039	57,630
Integration and deal related costs	5,885	6,253
Legal settlements/litigation	344	435
Restructuring, related and other[2] costs	1,298	—
Total pre-tax adjustments	93,662	96,949
Income taxes	(25,416)	(25,241)
Adjusted net income	$283,081	$289,660
Adjusted net income per diluted share	$3.80	$3.65

Diluted shares	74,483	79,286

[1] Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes impact of foreign currency transactions; prior amounts were not material ($0.4 million) for recast.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended March 31,				Three Months Ended March 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
FLEET
'- Revenues, net	$372.7	$351.6	$21.1	6%	$364.6	$352.8	$11.8	3%
'- Transactions	118.6	116.6	2.0	2%	118.6	116.8	1.8	2%
'- Revenues, net per transaction	$3.14	$3.01	$0.13	4%	$3.07	$3.02	$0.05	2%
CORPORATE PAYMENTS
'- Revenues, net	$227.2	$183.8	$43.4	24%	$234.8	$197.4	$37.3	19%
'- Spend volume	36,526	27,435	9,091	33%	36,526	29,971	6,556	22%
'- Revenues, net per spend $	0.62%	0.67%	(0.05)%	(7)%	0.64%	0.66%	(0.02)%	(2)%
LODGING
'- Revenues, net	$122.3	$94.6	$27.8	29%	$122.8	$97.5	$25.3	26%
'- Room nights	9.4	9.0	0.4	4%	9.4	9.1	0.2	2%
'- Revenues, net per room night	$13.07	$10.54	$2.53	24%	$13.13	$10.67	$2.45	23%
BRAZIL
'- Revenues, net	$121.7	$102.5	$19.2	19%	$121.0	$102.5	$18.5	18%
'- Tags (average monthly)	6.5	6.1	0.4	7%	6.5	6.1	0.4	7%
'- Revenues, net per tag	$18.63	$16.74	$1.89	11%	$18.51	$16.74	$1.77	11%
OTHER[1]
'- Revenues, net	$57.3	$56.8	$0.6	1%	$58.2	$56.8	$1.4	2%
'- Transactions	298.0	293.0	5.0	2%	298.0	293.0	5.0	2%
'- Revenues, net per transaction	$0.19	$0.19	$0.00	(1)%	$0.20	$0.19	$0.0	1%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$901.3	$789.2	$112.1	14%	$901.4	$807.1	$94.3	12%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended March 31,
	2023	%	2022	%
US	$514	57%	$472	60%
Brazil	122	14%	103	13%
UK	108	12%	95	12%
Other	158	18%	120	15%
Consolidated Revenues, net	$901	100%	$789	100%
*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended March 31,
	2023	%	2022	%
Fleet	$373	41%	$352	45%
Corporate Payments	227	25%	184	23%
Lodging	122	14%	95	12%
Brazil	122	14%	103	13%
Other	57	6%	57	7%
Consolidated Revenues, net	$901	100%	$789	100%

*Columns may not calculate due to rounding. Segment and solutions reporting have converged to be the same.

Exhibit 4
Segment Results*
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023[1]	2022	% Change
Revenues, net:
Fleet	$372,712	$351,592	6%
Corporate Payments	227,206	183,769	24%
Lodging	122,334	94,576	29%
Brazil	121,744	102,538	19%
Other[2]	57,337	56,766	1%
	$901,333	$789,241	14%
Operating income:
Fleet	$173,532	$167,845	3%
Corporate Payments	75,513	58,207	30%
Lodging	54,563	39,779	37%
Brazil	54,817	37,328	47%
Other[2]	16,770	14,562	15%
	$375,195	$317,721	18%
Depreciation and amortization:
Fleet	$35,086	$34,706	1%
Corporate Payments	20,871	16,349	28%
Lodging	11,398	10,534	8%
Brazil	14,553	13,121	11%
Other[2]	2,324	2,092	11%
	$84,232	$76,802	10%
Capital expenditures:
Fleet	$17,131	$15,790	8%
Corporate Payments	7,795	4,488	74%
Lodging	3,377	1,692	100%
Brazil	6,888	5,978	15%
Other[2]	1,546	3,439	(55)%
	$36,737	$31,387	17%

[1]Results from Global Reach Group acquired in the first quarter of 2023 are reported in our Corporate Payments segment.
[2]Other includes Gift and Payroll Card operating segments.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2023*	2022*	2023*	2022*
FLEET - TRANSACTIONS
Pro forma and macro adjusted	$364.6	$352.8	118.6	116.8
Impact of acquisitions/dispositions	—	(1.3)	—	(0.2)
Impact of fuel prices/spread	10.9	—	—	—
Impact of foreign exchange rates	(2.8)	—	—	—
As reported	$372.7	$351.6	118.6	116.6
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$234.8	$197.4	$36,526	$29,971
Impact of acquisitions/dispositions	—	(13.7)	—	(2,536)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(7.5)	—	—	—
As reported	$227.2	$183.8	$36,526	$27,435
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$122.8	$97.5	9.4	9.1
Impact of acquisitions/dispositions	—	(2.9)	—	(0.2)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.5)	—	—	—
As reported	$122.3	$94.6	9.4	9.0
BRAZIL - TAGS
Pro forma and macro adjusted	$121.0	$102.5	6.5	6.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.7	—	—	—
As reported	$121.7	$102.5	6.5	6.1
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$58.2	$56.8	298.0	293.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.8)	—	—	—
As reported	$57.3	$56.8	298.0	293.0
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$901.4	$807.1	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(17.9)
Impact of fuel prices/spread[2]	10.8	—
Impact of foreign exchange rates[2]	(10.9)	—
As reported	$901.3	$789.2
* Columns may not calculate due to rounding.
[1]Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect an estimated $2 million positive impact from fuel prices and approximately $9 million positive impact from fuel price spreads, offset by the negative impact of movements in foreign exchange rates of approximately $11 million.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to Net income.

	Three Months Ended March 31,
	2023	2022
Net income	$215	$218
Provision for income taxes	80	77
Interest expense, net	80	22
Other expense (income)	1	1
Investment loss	—	—
Depreciation and amortization	84	77
Other operating, net	1	—
EBITDA	$460	$395

Revenue	$901	$789
EBITDA margin	51.0%	50.0%

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the second quarter 2023 and full year 2023 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	Q2 2023 GUIDANCE
	Low*	High*
Net income	$230	$246
Net income per diluted share	$3.09	$3.29

Stock based compensation	30	30
Amortization	59	59
Other	6	6
Total pre-tax adjustments	95	95
Income taxes	25	25
Adjusted net income	$300	$316
Adjusted net income per diluted share	$4.02	$4.22
Diluted shares	75	75

	2023 GUIDANCE
	Low*	High*
Net income	$993	$1,033
Net income per diluted share	$13.35	$13.75

Stock based compensation	115	115
Amortization	235	235
Other	18	18
Total pre-tax adjustments	368	368
Income taxes	98	98
Adjusted net income	$1,263	$1,303
Adjusted net income per diluted share	$16.95	$17.35
Diluted shares	75	75

*Includes the results of our Russian business. Assuming a June 30, 2023 sale of our Russian business, we expect revenues to be $55 million to $65 million lower, resulting in a $0.30 to $0.40 decline in adjusted net income per diluted share, based on using the sales proceeds for share buybacks over the remainder of the year. Columns may not calculate due to rounding.